UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2014 (August 6, 2014)

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2014, Regency Energy Partners LP (the “Partnership”) issued a press release announcing its financial and operating results for the second quarter ended June 30, 2014. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 2.02 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure.

On August 7, 2014, the Partnership issued a press release announcing that a subsidiary of the Partnership has entered into a joint venture with American Energy – Midstream, LLC for the construction and operation of the Partnership’s previously announced Utica Ohio River Project.

A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 and in the attached exhibit is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit
Number	Description
Exhibit 99.1	Regency Energy Partners LP Press Release dated August 6, 2014 announcing the results of its operations for the second quarter ended June 30, 2014.

Exhibit 99.2	Regency Energy Partners LP Press Release dated August 7, 2014 announcing Utica joint venture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

August 7, 2014